Exhibit 10.8
FORM OF
EXTRACTION OIL & GAS, INC.
DEFERRED STOCK UNIT AGREEMENT
(For Directors)

THIS DEFERRED STOCK UNIT AGREEMENT (this “Agreement”) is made as of the day of ________, 2021 (the “Date of Grant”), between EXTRACTION OIL & GAS, INC., a Delaware corporation (the “Company”), and _______ (the “Grantee”).

To carry out the purposes of the EXTRACTION OIL & GAS, INC. 2021 LONG TERM INCENTIVE PLAN (the “Plan”), by granting the Grantee an award as set forth below, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and the Grantee hereby agree as follows:

1.Grant of Deferred Stock Units. The Company hereby makes a grant of 16,800 deferred stock units with respect to shares of Stock (the “Deferred Stock Units”), with each Deferred Stock Unit granted hereunder relating to one share of Stock, on the terms and conditions set forth herein and in the Plan. The Grantee acknowledges receipt of a copy of the Plan and agrees that the terms and provisions of the Plan are incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. Each Deferred Stock Unit shall have a Dividend Equivalent payable on the same number of shares of Stock subject to the Deferred Stock Unit, and such Dividend Equivalent shall be paid in cash at the same time dividends are paid to the Company’s shareholders from the Date of Grant through the Settlement Date (as defined below).

2.Vesting. Subject to the Grantee’s continuous service as a director of the Board, the Deferred Stock Units will vest in equal quarterly installments over a twelve (12) month period following the Date of Grant and shall become fully vested on the twelve (12) month anniversary of the Date of Grant. The foregoing vesting schedule notwithstanding, if the Grantee’s continuous service as a director of the Company terminates for cause (as determined by the Board of Directors in good faith) at any time, all of his or her Deferred Stock Units (vested or unvested) shall be automatically forfeited upon such termination for cause and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement

3.Settlement of Vested Deferred Stock Units. Settlement of vested Deferred Stock Units shall occur only upon the Grantee’s “separation of service” from the Board within the meaning of section 409A(a)(2)(A)(i) of the Code and Treasury Regulation § 1.409A-l(h)(5) (the “Settlement Date”). On the Settlement Date, the Company shall settle the vested Deferred Stock Units in shares of Stock, by delivering one share of Stock for each such vested Deferred Stock Unit, rounded down in the event of a fraction. The Company, in its sole discretion, may elect to deliver the shares of Stock in either certificate form or in electronic, book-entry form, with such legends or restrictions thereon as the Committee may determine to be necessary or advisable in order to comply with applicable securities laws. The Grantee shall complete and sign any documents and take any additional action that the Company may request to enable it to deliver shares of Stock on the Grantee’s behalf.

4.Non-transferability. The Deferred Stock Units may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of. This prohibition against transfer shall be binding upon and enforceable against any transferee of Deferred Stock Units.

5.Corporate Acts. The existence of the Deferred Stock Units shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

6.Rights as a Stockholder. The Deferred Stock Units represent an unsecured and unfunded right to receive a payment in shares of Stock, which right is subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Accordingly, the Grantee will have no rights as a stockholder with respect to any shares of Stock covered by this Agreement until the Deferred Stock Units are settled and the shares of Stock are issued by the Company and are deposited in the Grantee’s account at a transfer agent or other custodian selected by the Committee, or are issued to the Grantee.

7.Tax Liability and Withholding of Tax. As a condition to any payment made in satisfaction of this award, the Company may withhold, or require the Grantee to pay or reimburse the Company for, any taxes which the Company determines are required to be withheld under federal, state, or local law in connection with the receipt of the Deferred Stock Units (or any Dividend Equivalents related thereto). Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the receipt of the Deferred Stock Units (or any Dividend Equivalents related thereto) or the subsequent sale of any shares of Stock and (b) does not commit to structure the Deferred Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

8.Compliance with Law. The receipt of the Deferred Stock Units and payments in connection therewith shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed. No shares of Stock shall be issued in payment for any Deferred Stock Unit (if applicable) unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

9.Service as a Director. Nothing in the adoption of the Plan, nor the award of these Deferred Stock Units pursuant to this Agreement, shall confer upon the Grantee any right to be retained as a director of the Board or in any other capacity, or affect in any way the right of the Company to terminate such service at any time.

10.Acknowledgements Regarding Section 409A of the Code. This Agreement is intended to comply with section 409A of the Code and the guidance and regulations promulgated thereunder (“Section 409A”) or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.

11.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Grantee, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Grantee at the last address the Grantee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

12.Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee.

13.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Deferred Stock Units granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Grantee shall be effective only if it is in writing and signed by both the Grantee and an authorized officer of the Company.

14.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Grantee has executed this Agreement, all as of the date first above written.

EXTRACTION OIL & GAS, INC.

By:             Name:
Title:

GRANTEE

[Signature Page to the Deferred Stock Unit Agreement]
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